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                                                                    EXHIBIT 21.1

                    NEUROCRINE BIOSCIENCES INC. SUBSIDIARIES
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
NAME OF SUBSIDIARY                                       STATE OF INCORPORATION
Neurocrine Commercial Operations, Inc.
(renamed Neurocrine Continental, Inc. effective 1/1/06)         Delaware
Neurocrine HQ, Inc.                                             Delaware
Neurocrine International LLC                                    Delaware
Science Park Center LLC                                         California
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